SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2012

Commission File Number 333-177406

Chimera Energy Corp.

(Exact name of registrant as specified in its charter)

Nevada	45-2941876
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2800 Post Oak Blvd Suite 4100
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (832) 390-2334

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01:	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 26, 2012 Chimera Energy Corp. (the “Company” or “Chimera”) entered into a License Agreement (the “License”) with a non-related entity, China Inland Oil Exploration Company of Chencunzhen, China(“CIOEC”), related to certain technologies developed by CIOEC.

Pursuant to the terms of the License, Chimera is granted an exclusive license to develop and commercialize CIOEC’s cutting edge technologies related to Non-Hydraulic Extraction.  Chimera will to CIOEC a monthly license fee of $5,000USD for the term of the agreement. In addition, CIOEC will be due a royalty payment equal to 20% of the net proceeds generated from the Non-Hydraulic Extraction technologies.

The License is filed as Exhibit 10.1 hereto and should be referred to in its entirety for comprehensive information relating to the terms and conditions thereof.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

10.01	License Agreement between Chimera Energy Corp. and China Inland Oil Exploration Company dated July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Chimera Energy Corp. By: /s/ Charles Grob Charles Grob Chairman and CEO

Date:  July 27, 2012